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Exhibit 5.1

[Letterhead of Appleby Spurling & Kempe]

30 April 2003

Willis Group Holdings Limited
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

Dear Sirs

Willis Group Holdings Limited (the "Company")

        You have asked us to render this opinion in our capacity as your counsel as to Bermuda law in connection with the filing under the Securities Act of 1933, as amended, of the United States of America (the "Securities Act"), of a Registration Statement filed on 15 April 2003 on Form S-3 (the "Initial Registration Statement") and related documents and the Registration Statement on Form S-3 filed pursuant to Rule 462(b) (the "462(b) Registration Statement") (together, the "Registration Statements") of the Company's issued common shares that are to be offered and sold by certain shareholders ("the Selling Shareholder Shares").

        For the purposes of this opinion we have examined and relied upon the Registration Statements and documents listed in the Schedule to this opinion. The Registration Statements and such documents are collectively referred to as the "Documents".

Assumptions

        In stating our opinion we have assumed:

  (a)
  the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and such other documentation submitted to us as certified, conformed, notarised or photostatic copies;

  (b)
  that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

  (c)
  the genuineness of all signatures on the Documents;

  (d)
  the authority, capacity and power of each of the persons signing the Documents (other than the directors or officers of the Company);

  (e)
  that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

  (f)
  that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part and accurately record (i) the resolutions passed at a meeting of the Board of Directors on 5 February 2002 and (ii) the resolutions passed by way of written resolution of a quorum of the Executive Committee of the Board of Directors on 9 April 2003 and that there is or was, at the relevant time of allotment no matter affecting the authority of the Directors to issue and/or allot any of the Securities not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

  (g)
  that, when the directors of the Company passed the Resolutions, each of the directors discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;

  (h)
  that the Company will at the relevant time of transfer of any of the Selling Shareholder Shares hold the necessary permissions of the Bermuda Monetary Authority for such transfer;

  (i)
  that the Selling Shareholder Shares are existing issued shares as at the date of this opinion and that, at the relevant time of sale of any Selling Shareholder Shares by any holder thereof, such holder is the registered holder of the Selling Shareholder Shares to be sold by such holder (or otherwise entitled to direct the transfer of those Selling Shareholder Shares) free of any encumbrance and that such Selling Shareholder Shares are fully paid;

  (j)
  that the Company has filed the Registration Statements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statements would benefit the Company;

  (k)
  that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; and

  (l)
  that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

Opinion

        Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

  (1)
  The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.

  (2)
  All necessary corporate action required to have been taken by the Company in connection with the original issuance by the Company of the Selling Shareholder Shares pursuant to Bermuda Law has been taken by or on behalf of the Company, and all necessary approvals of the Bermuda Monetary Authority were duly obtained for the original issuance by the Company of the Selling Shareholder Shares.

  (3)
  The Selling Shareholder Shares when sold by their current holders and transferred and paid for as contemplated by the Registration Statements, will be duly authorised, validly issued, fully paid and non-assessable common shares of the Company.

  (4)
  There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the transfer of the Selling Shareholder Shares.

Reservations

        We have the following reservations:

  (a)
  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

  (b)
  Any provision in the Registration Statement that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

  (c)
  Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

  (i)
  details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

  (ii)
  details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

  (iii)
  whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

  (iv)
  whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

  (v)
  whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

    Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

  (d)
  In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

  (e)
  In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

  (f)
  Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Disclosure

        This opinion is addressed to you in connection with the filing by the Company of the Registration Statements with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm under the caption "Risk Factors—Unenforceability of certain United States Judgments" and "Legal Matters" in the prospectus included as part of the Initial Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, of the United States, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to or relied upon by any Person for any purpose.

        Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

        This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby Spurling & Kempe

Appleby Spurling & Kempe

SCHEDULE

1.
A copy of the Registration Statement.

2.
The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on April 11 2003 (the "Company Search").

3.
The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on April 11 2003 in respect of the Company (the "Litigation Search").

4.
Originals of the Memorandum of Association and the revised Bye-laws for the Company (collectively, "the Constitutional Documents").

5.
Certified copy of the resolutions of (i) the Board of Directors of the Company dated 5 February 2002 and (ii) the Executive Committee of the Board of Directors of the Company dated April 9 2003 (collectively the "Resolutions").

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  Exhibit 5.1
SCHEDULE